EXHIBIT 5(b) and 8

                                  REID & PRIEST LLP
                                  40 West 57th Stret
                              New York, New York  10019


                                                New York, New York
                                                March 28, 1996


     Minnesota Power & Light Company
     30 West Superior Street
     Duluth, Minnesota  55802

     Dear Sirs:

               With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power & Light Company (Company) under the Securities Act of 1933, as amended (Act) and pursuant to which the Company intends to register 5,000,000 shares of its common stock, without par value (Stock) for offer and sale in connection with its Dividend Reinvestment and Stock Purchase Plan (Plan), we are of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

               2. All action necessary to make the authorized but unissued Stock legally issued, fully paid and non-assessable will have been taken when:

               a. The Minnesota Public Utilities Commission shall have authorized the issuance and sale of the Stock;

               b. Your Board of Directors or the Executive Committee thereof shall have taken all actions as may be necessary to consummate the authorization of the proposed issuance and sale of the Stock; and

               c. The Stock shall have been issued and delivered for the consideration contemplated in the Registration Statement.

     Minnesota Power & Light Company
     March 28, 1996
     Page 2


               3. Stock purchased on the open market is validly issued, fully paid and non-assessable.

               We are further of the opinion that the statements made in the Registration Statement under the heading "Federal Income Tax Consequences" constitute an accurate description of the Federal income tax consequences to participants in the Plan.

               We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Minnesota. Accordingly, as to all matters of Minnesota law we have relied upon the opinion of even date herewith addressed to you by Philip R. Halverson, Esq., Vice President, General Counsel and Corporate Secretary of the Company.

               We hereby consent to the use of this opinion as an exhibit to your Registration Statement and to the use of our name therein.

                                        Very truly yours,

                                        /s/ REID & PRIEST LLP
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                                        REID & PRIEST LLP